SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       PIONEER HI-BRED INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                 Iowa 42-0470520
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

           700 Capital Square, 400 Locust Street, Des Moines, IA 50309
               (Address of Principal Executive Offices) (Zip Code)

                       PIONEER HI-BRED INTERNATIONAL INC.
                        DIRECTORS' RESTRICTED STOCK PLAN
                            (Full title of the Plan)

                                  Susan Griggs
                      700 Capital Square, 400 Locust Street
                              Des Moines, IA 50309
                                 (515) 248-4820

                     (Name and address of agent for service)
                     (Telephone number, including area code,
                           name of agent for service)

-----------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------

                                          Proposed          Proposed
                                           Maximum          Maximum
     Title of         Amount to be     offering price      aggregate        Amount of
    securities                               per
 to be registered    registered (1)         share        offering price  registration fee
------------------------------------------------------------------------------------------
  Common Stock
  Par value $1          25,000         $67.25 (2)       $1,681,250        $509.47
------------------------------------------------------------------------------------------
 (1)There  is also  being  registered  hereunder  such  additional  undetermined number of shares of Common  Stock which may be issued from time to time as a result of the anti-dulution provisions of the Plans.
 (2)Estimated  solely  for  purposes  of  calculation  of the  registration  fee pursuant  to Rule  457(h) and based on the average of the high and low sales prices  of the  Common  Stock of  Pioneer  Hi-Bred  International,  Inc.  as
    reported on December 16, 1996 on the New York Stock Exchange.

                                  INTRODUCTION

        This Registration Statement on Form S-8 is filed by Pioneer Hi-Bred International Inc., (the "Company" or "Registrant") relating to shares of the common stock, par value $1 (the "Common Stock"), issuable to eligible employees, officers and directors of the Company and its subsidiaries pursuant to awards granted under the Company's Directors' Restricted Stock Plan.

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information. *

               *Information required by Part 1 of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

               The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

               (i) The Company's latest annual report on Form 10K, for the fiscal year ended August 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

               (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (i) above;

               (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated October 19, 1995, (Registration Statement No. 95581557), including any amendment or report filed for the purpose of updating such description; and

               (iv) The description of the Preferred Share Purchase Rights attached to Common Stock contained in the Company's Registration Statement on Form 8A/A-1 (Registration Statement No. 001-11551), filed December 17, 1996, including any amendment or report filed for purposes of updating such description.




               All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and Prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

               For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

               Not applicable.

Item 5. Interests of Named Experts and Counsel.

               None.

Item 6.  Indemnification of Directors and Officers.

Iowa Business Corporation Act. The Company is subject to the Iowa Business Corporation Act (the "Act") which provides for or permits indemnification of Directors and officers in certain situations. Unless limited by its Articles of Incorporation, indemnification is mandatory for a Director or an officer (not an employee) who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the Director or officer was a party because such person is or was a Director or officer of the corporation against reasonable expenses incurred by the Director or officer in connection with the proceeding. In addition, unless the Articles of Incorporation provide otherwise, a Director or officer may apply for limited court ordered indemnification if certain standards are met.

The Act by its terms expressly permits indemnification where a Director, officer, employee or agent acted in good faith and in a manner such person reasonably believed to be in (if acting in its official capacity), or not opposed to, the Company's best interests, and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. No indemnification is permitted in connection with a proceeding by or in the right of a corporation in which the person was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the Director, whether or not involving action in an official capacity, in which the person was adjudged liable on the basis that personal benefit was improperly received.

The Act also permits advancement of expenses to a Director, officer, employees or agents upon 1) receipt of an undertaking by such to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation; 2) the person furnishes the corporation a written affirmation of the person's good faith belief he or she has met the applicable standard or conduct; or 3) determination is made that the facts then known to those making the determination would not preclude indemnification.

Generally, the above provisions of the Act are permissive in nature. The only indemnification requirement imposed by the Act is that, unless limited by its Articles of Incorporation, a company must indemnify a Director or officer against reasonable expenses incurred in connection with the wholly successful defense of a proceeding.

The Act specifically provides that, subject to certain limitations, its terms shall not be deemed exclusive of any other right to indemnification to which a Director or officer may be entitled under a corporation's Articles of Incorporation or Bylaws, or any agreement, vote of shareholders or disinterested Directors, or otherwise. However, indemnification cannot be provided in the case of 1) breach of the director's duty of loyalty to the corporation or shareholders; 2) an act or omission not in good faith; 3) an intentional misconduct; 4) a knowing violation of the law; 5) a transaction from which the person seeking indemnification derives an improper personal benefit; 6) liability for certain unlawful distributions; and 7) the person being adjudged liable to the corporation in a proceeding by or in the right of the corporation. Indemnification by or in the right of the corporation is limited to reasonable expenses in connection with the proceeding.

THE ABOVE IS A SUMMARY OF THE ACT  WHICH SHOULD BE READ AND REVIEWED CAREFULLY

Bylaws. Under the Bylaws and Indemnification Agreements, officers, Directors and employees will be indemnified to the fullest extent permitted by law. Under current Iowa law, indemnification is generally not permitted in the circumstances set forth in the last full paragraph of the section titled "Iowa Business Corporation Act ."

The key terms of the Bylaw provision are the following:

a) The Company is required to indemnify officers, directors and employees for expenses and liabilities by reason of the fact that such person is or was a director, officer or employee of the Company or while a director, officer or employee of the Company was serving for another entity at the request or with approval of the Company to the fullest extent permitted by law as the law exists or may thereafter be amended (but only to the extent greater protection is permitted). The provision does limit indemnification for proceedings initiated by the indemnitee, except with Company consent, to enforce the indemnification provision;
b) Mandatory expense advancement is provided upon a promise to repay if it is later determined that the person was not entitled to indemnification;
c) The following make determinations as to whether the applicable standard was met: 1) the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding , 2) if a quorum cannot be obtained, a committee duly designated by the board of directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding,
     3) special legal counsel or 4) the shareholders;
d) Partial indemnification is provided if some but not all liabilities and expenses are entitled to indemnification;
e)   Company consent to settlement is required;
f) An individual may bring suit to enforce the Bylaw provisions if they are not paid within 60 days after a written claim;
g) The rights under the Bylaws are nonexclusive of other rights to indemnification;
h) The Company is authorized to set up trusts for payment of indemnification (the Company does not currently anticipate setting up such a trust);
i) The Company is authorized to provide insurance (the Company currently has insurance);
j) The right to indemnification is contractual and cannot be amended retroactively;
k)   Indemnification is provided for suits to enforce the contractual rights;
l)   The Company is provided subrogation rights;
m)   The potential indemnitee must provide notice of proceedings;

n) The Company is entitled to participate in any suit or to assume the defenses of the indemnitees, with counsel reasonably satisfactory to the indemnitee. Indemnitee shall have the right to employ its own counsel. After the Company assumes defense, fees and expenses of such counsel will be at the expense of the indemnitee unless 1) authorized by the Company; 2) the Company has not employed counsel or cannot in good faith without conflict assume the defense of indemnitee; or 3) the counsel selected by the Company does not in fact assume the defense;
o) The Company may, by Board of Directors resolution, provide indemnification to officers, directors or employees of other entities not otherwise provided indemnification by the Bylaws. The Company is reviewing which officers, directors and employees of its affiliates it may want to provide indemnification protection;
p) Indemnification and advancements are provided to an indemnitee for serving as a witness; and
q) Directors, officers or employees are provided the protection stated above for serving employee benefit plans.

Indemnification Agreements. The Indemnification Agreements are intended to supplement the indemnification provisions of the Bylaws in order to attract and retain qualified Directors and officers.

The terms of the Indemnification Agreements closely parallel the Bylaws. The Indemnification Agreements require indemnification of and advancement of expenses for Directors and officers to the fullest extent allowed by law as now exist or may be amended, but only to any extent greater protection is provided.

The Indemnification Agreements also set forth a number of procedural and substantive matters which presently are not covered or are covered in less detail in the Bylaws, including the following:

First, each Indemnification Agreement requires that, at the time of any Change in Control, as defined in the Indemnification Agreement, the Company will obtain at its expense and maintain for the duration of the Indemnification Agreement an irrevocable standby letter of credit in the amount of $1,000,000 or more in favor of each person covered by an agreement to secure the obligations of the
Company under the Indemnification Agreement. A person covered by an Indemnification Agreement could draw upon the letter of credit any time after he or she makes a demand upon the Company for payment of a claim for indemnification which is not subsequently paid by the Company. Each letter of credit would provide a person covered by an Indemnification Agreement with the assurance that, notwithstanding the inability of the Company or unwillingness of a new Board of Directors to pay for indemnification under the Indemnification Agreement, the person will have a minimum amount of protection from liability.

Second, the Indemnification Agreements establish a presumption that a person covered by an Indemnification Agreement has met the applicable standard of conduct required for indemnification, and the Company has the burden of proof (by clear and convincing evidence) to overcome such presumption in reaching any contrary determination. The termination of any claim, issue or matter does not adversely affect the right to indemnification or create a presumption that the person did not act in good faith. Reliance on certain information is deemed to be in good faith and knowledge and actions of others is not imputed to the indemnitee. The right of a person covered by an Indemnification Agreement to indemnification under the Indemnification Agreement will be determined by a forum selected by such persons consisting of either: (i) disinterested members of the Board of Directors; (ii) independent legal counsel; or (iii) a panel of three arbitrators. If the Company does not submit the claim to a selected forum within 30 days after notice thereof or if the selected forum fails to reach a decision within 30 days, the person covered by an Indemnification Agreement is automatically deemed to be entitled to indemnification under the Indemnification Agreement.

Third, the Indemnification Agreement does not terminate until the later of 10 years after the person ceases to serve in a capacity covered under the Indemnification Agreement or termination of all proceedings in respect to which the officer or director is granted the right of indemnification.

Fourth, the Indemnification Agreement explicitly states that all dismissals, with or without prejudice, shall be deemed successful defenses if there is no finding indemnitee did not act in good faith.

Fifth, the Indemnification Agreement obligates the Company to use reasonable efforts to purchase and maintain insurance.

Sixth, the Indemnification Agreement prevents suits by or on behalf of the Company against the Indemnitee two years after the person ceases to be a director or officer or serve for the Company.

Item 7. Exemption from Registration Claimed.

               Not applicable.

Item 8. Exhibits.

Exhibit No.      Description

4.1              Pioneer Hi-Bred International, Inc. Directors' Restricted Stock
                 Plan.

4.2              Articles  of  Incorporation  of  the  Company,   as
                 amended, as presently in effect (incorporated by reference to Exhibit 4.3 of the Company's Form S-8 Registration Statement, filed July 26, 1996, file No. 333-08297).
 .

4.3              Bylaws of the Company, as amended, as presently in effect.
                 (incorporated by reference to Exhibit 4.3 of the Company's Form S-8 Registration Statement, filed July 26, 1996, file No. 333-08297).

4.4 Amended and Restated Rights Agreement dated December 13, 1996 (incorporated by reference to Exhibit 1 to the Company's Form 8A/A filed December 17, 1996, file No. 001-11551).

4.5 Specimen of the Company's Common Stock (incorporated by reference to Exhibit 4.3 of the Company's Form S-8 Registration Statement, filed July 26, 1996, file No. 333-08297).

5.1 Opinion of Legal Counsel (relating to legality of securities being registered).

23.1             Consent of Independent Auditors.

23.2             Consent of Legal Counsel (included in Exhibit 5.1 hereto).

Item 9. Undertakings.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)    To include any prospectus required by Section 10(a)
        (3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a) (1) (i) and (a) (1)
        (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa on the 18th day of December, 1996.

                                    PIONEER HI-BRED INTERNATIONAL, INC.
                                    Registrant



                                    By: /s/ Jerry L. Chicoine
                                    --------------------------------------------
                                            Jerry L. Chicoine
                                            Senior Vice President
                                            Chief Financial Officer & Secretary

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                              Date
/s/Charles S. Johnson
--------------------------
   Charles S. Johnson               President
                                    and Chief Executive Officer/Director        December 19, 1996

/s/ Jerry L Chicoine
---------------------------
    Jerry L. Chicoine               Senior Vice President
                                    and Chief Financial Officer                 December 19, 1996

/s/ Brian G. Hart
---------------------------
    Brian G. Hart                   Vice President
                                    and Corporate Controller                    December 19, 1996

/s/ Thomas N. Urban
---------------------------
    Thomas N. Urban                 Director                                    December 19, 1996


/s/ Dr. Owen J. Newlin
---------------------------
    Dr. Owen J. Newlin              Director                                    December 19, 1996


/s/ Nancy Y. Bekavac
----------------------------
    Nancy Y. Bekavac                Director                                    December 19, 1996


/s/ C. Robert Brenton
----------------------------
    C. Robert Brenton               Director                                    December 19, 1996


/s/ Dr. Pedro M. Cuatrecasas
----------------------------
    Dr. Pedro M. Cuatrecasas        Director                                    December 19, 1996


/s/ Fred S. Hubbell
----------------------------
    Fred S. Hubbell                 Director                                    December 19, 1996


/s/ Luiz Kaufmann
----------------------------
    Luiz Kaufmann                   Director                                    December 19, 1996


/s/ Dr. F. Warren McFarlan
----------------------------
    Dr. F. Warren McFarlan          Director                                    December 19, 1996


/s/ Dr. Virginia Walbot
----------------------------
    Dr. Virginia Walbot             Director                                    December 19, 1996


/s/ H. Scott Wallace
----------------------------
    H. Scott Wallace                Director                                    December 19, 1996


/s/ Fred W. Weitz
----------------------------
    Fred W. Weitz                   Director                                    December 19, 1996


/s/ Herman H.F. Wijffels
-----------------------------
    Herman H.F. Wijffels            Director                                    December 19, 1996

    Pioneer Hi-Bred International, Inc.
    400 Locust Street
    700 Capital Square
    Des Moines, IA  50309

       Re:  Registration Statement on Form S-8 for 25,000 Shares of Common Stock

Ladies and Gentlemen:

        I have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Pioneer Hi-Bred International Inc., an Iowa corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 25,000 shares of the Company's Common Stock, par value $1 per share (the "Common Stock"), reserved for issuance under the Pioneer Hi-Bred International, Inc. Director Stock Program (the "Plan").

        As Corporate Counsel for the Company, I have examined the Company's Certificate of Incorporation and Bylaws and the records of certain corporate proceedings and actions taken by the Company in connection with the Plan.

        Based upon the foregoing and in reliance thereon, I am of the opinion that the shares of Common Stock being offered under the Plans, when issued, in accordance with the provisions of the plans, will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            /s/ William J. DeMeulenaere
                                            ---------------------------
                                                William J. DeMeulenaere

                          INDEPENDENT AUDITORS CONCENT

The Board of Directors
Pioneer Hi-Bred International, Inc.

We consent to the use of our reports incorporated herein by reference.



                                                   /s/ KPMG Peat Marwick
                                                   ---------------------
Des Moines, Iowa                                       KPMG Peat Marwick
December 18, 1996

                       PIONEER HI-BRED INTERNATIONAL, INC.

                        DIRECTORS' RESTRICTED STOCK PLAN


SECTION 1.  ESTABLISHMENT AND PURPOSE

        1.1    Establishment.  Pioneer Hi-Bred International,  Inc. hereby establishes a stock  reward plan  for eligible  Directors,  as described herein,
which shall be known as  the  PIONEER HI-BRED  INTERNATIONAL,   INC.  DIRECTORS'
RESTRICTED  STOCK  PLAN  (hereinafter  called  the "Plan").

        1.2 Purpose. The purpose of this Plan is to align the interests of Directors with the long-term interest of shareholders through the ownership and retention of Company stock.

SECTION 2.  DEFINITIONS

Whenever used herein, the following terms shall have the meanings set forth below:

               (a) "Board" means the Board of Directors of Pioneer Hi-Bred International, Inc.
               (b) "Change in Control" means (i) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the "1934 Act")), or of record, of securities of Pioneer Hi-Bred International, Inc. representing twenty-five percent (25%) or more in number of any class of its then outstanding voting securities by any "person" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), including any corporation or group of associated persons action in concert, other than (A) the Company and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) of the Company, including a trust established pursuant to any such plan, or (ii) the nomination and election of twenty-five percent (25%) or more of the members of the Board of Directors of the Company without recommendation of such Board of Directors. The ownership of record of 25% or more in number of any class of the then outstanding voting securities of the Company by a person engaged in the business of acting as nominee for unrelated beneficial owners shall not in and of itself be deemed to constitute a Change in Control.
               (c) "Committee" means the Compensation Committee of the Board or any successor Committee.
               (d)    "Company"   means  Pioneer  Hi-Bred  International, Inc.,
an  Iowa corporation.
               (e) "Fair Market Value" of a share of Common Stock of the Company shall mean the average of the highest and lowest selling prices.
               (f)    "Participant" means those Directors eligible under Section
4.
               (g) "Plan" means the Pioneer Hi-Bred International, Inc. Directors' Restricted Stock Plan, as amended from time to time.
               (h) "Restricted Stock" means the common stock, $1.00 par value, of Pioneer Hi-Bred International, Inc. which is issued or granted pursuant to the Plan.
               (i) "Shares" means the common stock, $1 par value, of the Company.

SECTION 3.  ADMINISTRATION

        3.1 Administration. The Plan shall be administered by the Committee. The Committee shall have authority to make all determinations required under the Plan, to interpret the Plan, to decide questions of facts arising under the Plan, to formulate rules and regulations covering the operation of the Plan and to make all other determinations necessary or desirable in the administration of the Plan. The decisions of the Committee on any questions concerning or involving the interpretation or administration of the Plan shall be final and conclusive.

SECTION 4.  ELIGIBILITY

To be eligible to participate in the Plan an individual must be a non-employee Director of the Company.

SECTION 5.  GRANT

The Program shall be operated according to the procedures set forth below:

               (a) Eligible Cash Compensation. A Participant may elect to defer all or any part of the annual retainer compensation and regular quarterly meeting fees otherwise expected to be payable for services to be rendered by the Participant for serving on the Board of Directors (the "Board") from January 1, 1997 through December 31, 1999 (such payments collectively to be referred to herein as the "Director's Fee") and to receive in lieu thereof Restricted Stock.

               (b)  Election  to   Participant.   A   Participant   shall  elect
participation in the Program pursuant to an irrevocable election before the services are rendered giving rise to the payment of the Director's Fee.

               (c) Duration of Restriction. Subject to the provisions of Article III, the Restricted Stock issued to a Participant shall be subject to the restrictions of the Program until December 31, 1999.

               (d) Calculation of Restricted Stock. The Restricted Stock which shall be issued to a Participant in lieu of payment of a Director's Fee shall be derived by dividing the amount of the Participant's Director's Fee otherwise expected to be payable to the Participant prior to January 1, 2000 but after December 31, 1996, plus an additional five percent (5%), by the Fair Market
Value of a Share on December 31, 1996; provided, however, for a Participant first elected to the Board after January 1, 1997, the Fair Market Value of a Share shall be determined on December 31 immediately preceding the Participant's participation in the Program. There will be no fractional shares. The number of shares granted will be the number of shares derived above rounded up or down to the nearest whole number.

SECTION 6.  STOCK SUBJECT TO THE PLAN

        6.1 Number. The total number of Shares that may be granted under the Plan shall not exceed 25,000. These Shares may consist, in whole or in part, of authorized but unissued Shares or Shares reacquired by the Company, including without limitation, Shares purchased in the open market, and not reserved for any other purpose.

        6.2 Reacquired Shares. If, at any time, Shares issued pursuant to the Plan shall have been reacquired by the Company in connection with the restrictions herein imposed on such shares, such reacquired Shares again shall become available for issuance under the Plan at any time prior to its termination.

        6.3 Adjustment in Capitalization. In the event of any change in the outstanding Shares of the Company by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, or exchange of shares or other similar corporate change, the aggregate number and kind of Shares issuable under this Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

SECTION 7. SHARES OF RESTRICTED STOCK

        7.1    Grant  of  Shares  of  Restricted  Stock.  Awards  of Restricted
Stock to Participants shall be granted under an irrevocable election by Participants.

        7.2 Transferability. The shares of Restricted Stock granted to a Participant may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated as long as the shares are subject to forfeiture or other conditions as provided in the Plan.

         7.3   Removal of Restrictions.

         (A)   Vesting of Restricted Stock.
                      (i) Unless earlier forfeited, as to a number of shares of Restricted Stock derived by dividing one by the number of years of Director's Fee representative of the annual retainer compensation deferred by the Participant, the restrictions applicable to the Restricted Stock issued for the benefit of the Participant shall lapse and the Participant shall be entitled to the delivery of a stock certificate or certificates on December 31st of each year if Participant is then a Director of the Company.

                      (ii) Unless earlier forfeited, as to one-twelfth (or such applicable fraction to reflect the deferral) of shares of Restricted Stock representative of the regular quarterly meeting fees of the Director's Fee deferred by the Participant, the restrictions applicable to the Restricted Stock issued for the benefit of the Participant shall lapse upon the occurrence of a regular quarterly meeting and attendance by the Participant, and the Participant shall be entitled to the delivery of a stock certificate or certificates for such shares; provided, however, the Company will not, unless otherwise requested, issue such certificate(s) until December 31st of each year.

                      (iii) Unless earlier forfeited, as to a prorata number of shares of Restricted Stock which would otherwise vest in a calendar year of the Program pursuant to Article III (A)(i) or (ii), the restrictions applicable to the Restricted Stock issued for the benefit of the Participant shall lapse and the Participant shall be entitled to the delivery of a stock certificate or certificates upon the occurrence of any of the following:

                   (a)     The date of the Participant's death or disability;

                   (b) The end of the Participant's term for which elected, if not then re-elected;

                   (c) Upon the mandatory retirement of the Participant from the Board; or

                   (d)     Upon the occurrence of a Change in Control.

        (B) Forfeiture of Restricted Stock. Except as to shares of Restricted Stock earlier vested, the Restricted Stock issued to the Participant shall be entirely forfeited if:

                        (i) The Participant resigns (other than  by  reason of
disability)   or  is  dismissed   for  cause  from  the  Board  during  the
Participant's elected term; or


                        (ii) The Participant refuses to stand for an election to the Board after having been nominated by the Board; or

                        (iii) As to one-twelfth of the shares of Restricted Stock awarded to a Participant representative of regular quarterly meeting fees multiplied by the number of regular quarterly meetings of the Board unattended by the Participant occurring in the preceding calendar year shall be identified and forfeited on December 31 of each year.

For purposes of Section 7.3 (B)(i) above, a Participant shall be considered to have been dismissed for cause if, and only if, the Participant is dismissed on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company.

        7.4 Legends and Escrow. In addition to any other legends or restrictions, the Company specifically reserves the right to place on each certificate or account representing shares of Restricted Stock a legend as follows:

               "The sales or other transfer of shares of stock represented by this certificate (account), whether voluntary, involuntary, or by operation of law, is subject to the restrictions on transfer and forfeiture conditions (which include the satisfaction of certain service requirements) set forth in the Pioneer Hi-Bred International, Inc. Directors' Restricted Stock Plan. A copy of such plan and agreement may be inspected at the offices of the Secretary of the Company."

All shares of Restricted Stock shall be held by the Committee in escrow on behalf of the Participant awarded such shares, together with a Power of Attorney executed by the Participant, in form satisfactory to the Committee and authorizing the Company to transfer such shares as provided in the Restricted Stock Agreement, until such time as all restrictions imposed on such shares pursuant to the Plan and the Restricted Stock Agreement have expired or been earlier terminated.

        7.5 Waiver at the Committee's Discretion. Notwithstanding the above, the Committee also may waive all restrictions on shares of Restricted Stock at any time, in its sole discretion. The shares released from such restrictions pursuant to this Section 7.5 thereafter shall be freely transferable by the Participant, subject to any applicable legal requirements.

        7.6 Voting Rights. For shares not forfeited, Participants shall have full voting rights with respect to shares of Restricted Stock.

        7.7 Dividend Rights. For shares not forfeited, except as the Committee may otherwise determine, Participants shall have full dividend rights with any such dividends being paid currently. If all or part of a dividend is paid in shares of stock, the dividend shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock that are the basis for the dividend.

SECTION 8.  AMENDMENT AND TERMINATION

        8.1    Amendment.  This Plan may be amended by the Board.

        8.2 Termination. The Company reserves the right to terminate the Plan at any time by action of the Board.

        8.3 Existing Restrictions. Neither amendment nor termination of this Plan shall affect any shares previously issued or any restrictions previously issued or any restrictions previously imposed on such shares pursuant to this Plan.

SECTION 9 - MISCELLANEOUS

        9.1 No Contract of Employment. Nothing in this Plan shall be construed as a contract of Board representation between the Company and any Participant.

        9.2 Severability. If any provision of this Plan is held to be illegal, invalid, or unenforceable, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Plan, and such provision shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never been inserted.

        9.3 Governing Law. This Plan shall be governed by the laws of the State of Iowa without reference to the principles of conflict of laws therein.

                                            PIONEER HI-BRED INTERNATIONAL, INC.



                                            By:/s/ Charles S. Johnson
                                               ----------------------
                                                   Charles S. Johnson
                                                   President and CEO


/s/ Jerry L. Chicoine
---------------------
Jerry L. Chicoine
Secretary